UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 19, 2011 (April 18, 2011)

SOUTHERN COPPER CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	File No. 1-14066	13-3849074
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

11811 North Tatum Blvd., Suite 2500, Phoenix, AZ 85028

(Address and zip code of principal executive offices)

(602) 494-5328

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02   Results of Operations and Financial Condition

On April 18, 2011, Southern Copper Corporation, or SCC, issued a press release announcing financial results for the quarter ended on March 31, 2011.  In this press release SCC announced that on April 13, 2011, its Board of Directors authorized a dividend of U.S.¢56 per share payable on May 18, 2011 to shareholders of record at the close of business on May 4, 2011.  In this press release SCC also announced that due to activists’ disruptions, the Peruvian government has suspended the Tia Maria project.  The Company will let a prudent amount of time elapse because of the current political situation in Peru, but will provide, in the near future, every single piece of information requested by the Ministry of Energy and Mines with respect to the Environmental Impact Assessment.  The Company is confident that any concerns the authorities might have will be answered, as the Company has always complied with the highest environmental standards. The Company is also confident that good investment conditions, stability, growth and development will continue in Peru with the timely and wise intervention of the Peruvian authorities.  This will allow the Company to continue with the Tia Maria project.  A copy of this press release is attached hereto as Exhibit 99.1.

The information in this report and the exhibit attached hereto are being furnished and shall not be deemed as “filed” for purposes of Section 18 of the Securities Act of 1934. Accordingly, this information will not be incorporated by reference into any registration statement or other document filed by Southern Copper Corporation pursuant to the Securities Act of 1933 or the Securities Exchange Act of 1934, except as expressly stated in such filing.

ITEM 9.01   Financial Statements and Exhibits

(d)        Exhibits:

99.1       Press release of Southern Copper Corporation dated April 18, 2011, furnished pursuant to Item 2.02 of this Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHERN COPPER CORPORATION

By:	/s/ Jose N. Chirinos
Name:	Jose N. Chirinos
Title:	Comptroller

Date:  April 19, 2011

INDEX TO EXHIBITS

Exhibits

99.1	Press release of Southern Copper Corporation dated April 18, 2011, furnished pursuant to Item 2.02 of this Form 8-K.